Exhibit (a)(1)(E)

Offer to Purchase For Cash

All Outstanding Shares of Common Stock

of

HOUGHTON MIFFLIN HARCOURT COMPANY

at

$21.00 NET PER SHARE

Pursuant to the Offer to Purchase, dated March 7, 2022

by

HARBOR PURCHASER INC.

a wholly owned subsidiary of

HARBOR HOLDING CORP.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT ONE MINUTE AFTER 11:59 P.M., NEW YORK CITY TIME, ON APRIL 1, 2022, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.

March 7, 2022

To Our Clients:

Enclosed for your consideration is an Offer to Purchase, dated March 7, 2020 (the “Offer to Purchase”), and the related Letter of Transmittal (the “Letter of Transmittal” which, together with the Offer to Purchase, as each may be amended or supplemented from time to time as permitted under the Merger Agreement described below, collectively constitute the “Offer”), relating to the offer by Harbor Purchaser Inc., a Delaware corporation (the “Offeror”) and a wholly owned subsidiary of Harbor Holding Corp., a Delaware corporation (“Parent”), which is an indirect, wholly owned subsidiary of The Veritas Capital Fund VII, L.P., a Delaware limited partnership (the “Sponsor”), to purchase all of the issued and outstanding shares (the “Company Shares”) of common stock, par value $0.01 per share, of Houghton Mifflin Harcourt Company, a Delaware corporation (“HMH”), at a purchase price of $21.00 per share (the “Offer Price”), net to the holder thereof in cash, net of applicable withholding taxes and without interest, upon the terms and subject to the conditions set forth in the Offer. Also enclosed is HMH’s Solicitation/Recommendation Statement on Schedule 14D-9 (the “Schedule 14D-9”), which was filed with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the Offer.

FOR THE REASONS DESCRIBED IN THE SCHEDULE 14D-9, THE BOARD OF DIRECTORS OF HMH (THE “HMH BOARD”) RECOMMENDS THAT YOU ACCEPT THE OFFER AND TENDER ALL OF YOUR COMPANY SHARES TO THE OFFEROR PURSUANT TO THE OFFER.

We or our nominees are the holder of record of Company Shares held by us for your account. A tender of such Company Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal accompanying this letter is furnished to you for your information only and cannot be used by you to tender Company Shares held by us for your account.

We request instructions as to whether you wish us to tender any or all of the Company Shares held by us for your account, pursuant to the terms and conditions set forth in the Offer.

Your attention is directed to the following:

1.	The Offer Price is $21.00 per share, net to the holder thereof in cash, net of applicable withholding taxes and without interest, upon the terms and subject to the conditions set forth in the Offer.

2.	The Offer is being made for all issued and outstanding Company Shares.

3.

The Offer is being made pursuant to the Agreement and Plan of Merger, dated as of February 21, 2022, by and among HMH, Parent and the Offeror (as it may be amended and supplemented from time to time, the “Merger Agreement”), pursuant to which, as soon as practicable after the consummation of the Offer, and subject to the satisfaction or waiver of certain conditions, the Offeror will merge with and into HMH (the “Merger”), with HMH continuing as the surviving corporation in the Merger, as a wholly owned subsidiary of Parent.

4.

The Merger Agreement contemplates that the Merger will be effected pursuant to Section 251(h) of the Delaware General Corporation Law (the “DGCL”), which permits completion of the Merger upon the collective ownership by Parent, the Offeror and any other affiliate of Parent of one share more than one-half of the then outstanding Company Shares, and, if the Merger is so effected pursuant to Section 251(h) of the DGCL, no vote of HMH’s stockholders will be required to adopt the Merger Agreement or consummate the Merger. As a result of the Merger, the Company Shares will cease to be publicly traded. Parent and the Offeror are controlled by the Sponsor.

5.

The HMH Board has unanimously (a) approved and declared the advisability of the Merger Agreement, the Offer, the Merger and the other transactions contemplated by the Merger Agreement, (b) declared that it is in the best interests of the Company and the stockholders of the Company that the Company enter into the Merger Agreement and consummate the Merger and that the stockholders of the Company accept the Offer and tender their Company Shares pursuant to the Offer, in each case on the terms and subject to the conditions set forth in the Merger Agreement, (c) declared that the terms of the Offer and the Merger are fair to the Company and the Company’s stockholders and (d) recommended that the Company’s stockholders accept the Offer and tender their Company Shares pursuant to the Offer.

6.

The obligation of the Offeror to accept for payment and pay for Company Shares validly tendered (and not validly withdrawn) pursuant to the Offer is subject to the conditions set forth in “The Tender Offer—Section 13—Conditions of the Offer” of the Offer to Purchase.

7.

The Offer and withdrawal rights will expire at one minute after 11:59 p.m., New York City Time, on April 1, 2022, unless the Offer is extended by the Offeror or earlier terminated. Previously tendered Company Shares may be withdrawn at any time until the Offer has expired, and if not previously accepted for payment at any time, after May 6, 2022, pursuant to SEC regulations.

8.

Any transfer taxes applicable to the sale of Company Shares to the Offeror pursuant to the Offer will be paid by the Offeror, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

If you wish to have us tender any or all of your Company Shares, then please so instruct us by completing, executing, detaching and returning to us the Instruction Form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Company Shares, then all such Company Shares will be tendered unless otherwise specified on the Instruction Form.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit the tender on your behalf before the expiration of the Offer.

The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Company Shares in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. However, the Offeror may, in its discretion, take such action as it may deem necessary to make the Offer in any such jurisdiction and extend the Offer to holders of Company Shares in such jurisdiction.

INSTRUCTION FORM

With Respect to the Offer to Purchase For Cash

All Outstanding Shares of Common Stock

of

HOUGHTON MIFFLIN HARCOURT COMPANY

at

$21.00 NET PER SHARE

Pursuant to the Offer to Purchase, dated March 7, 2022

by

HARBOR PURCHASER INC.

a wholly owned subsidiary of

HARBOR HOLDING CORP.

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated March 7, 2022 (the “Offer to Purchase”), and the related Letter of Transmittal (the “Letter of Transmittal” which, together with the Offer to Purchase, as each may be amended or supplemented from time to time as permitted therein, collectively constitute the “Offer”), relating to the offer by Harbor Purchaser Inc., a Delaware corporation and a wholly owned subsidiary of Harbor Holding Corp., a Delaware corporation, which is an indirect, wholly owned subsidiary of The Veritas Capital Fund VII, L.P., a Delaware limited partnership, to purchase all of the issued and outstanding shares (the “Company Shares”) of common stock, par value $0.01 per share, of Houghton Mifflin Harcourt Company, a Delaware corporation, at a price of $21.00 per share, net to the holder thereof in cash, net of applicable withholding taxes and without interest, upon the terms and subject to the conditions set forth in the Offer.

The undersigned hereby instruct(s) you to tender to the Offeror the number of Company Shares indicated below (or if no number is indicated, all Company Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer. The undersigned understand(s) and acknowledge(s) that all questions as to the validity, form and eligibility (including time of receipt) and acceptance for payment of any tender of Company Shares made on the undersigned’s behalf will be determined by the Offeror in its sole discretion, which determination will be final and binding absent a finding to the contrary by a court of competent jurisdiction.

The method of delivery of this document is at the election and risk of the tendering stockholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

Number of Company Shares to be Tendered:	SIGN HERE

Company Shares*	Signature(s)

Account No.

Dated , 2022

Area Code and Phone Number

Please Print name(s) and address(es) here

Tax Identification Number or Social Security Number

*	Unless otherwise indicated, it will be assumed that all Company Shares held by us for your account are to be tendered.